UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2025

Acushnet Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street	Fairhaven, Massachusetts	02719
(Address of principal executive offices)		(Zip Code)

(800) 225-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Notes Offering and Notes Indenture

On November 24, 2025, Acushnet Company (the “Issuer”), a wholly owned subsidiary of Acushnet Holdings Corp. (the “Company”), completed the issuance and sale of $500,000,000 in gross proceeds of the Issuer’s 5.625% senior notes due 2033 (the “Notes”). The Notes were issued pursuant to an Indenture, dated November 24, 2025 (the “Indenture”), among the Issuer, U.S. Bank Trust Company, National Association, as trustee of the Notes (the “Trustee”), and the Company and certain subsidiaries of the Issuer as guarantors.

The net proceeds from the Notes offering will be used (i) to redeem all $350,000,000 aggregate principal amount of the Issuer’s outstanding 7.375% Senior Notes due 2028 (CUSIPs: 005095AA2 and U0R60PAA7) (the “2028 Notes”), (ii) to repay a portion of the amount outstanding under the Issuer’s revolving secured credit facility and (iii) to pay fees and expenses related to the Notes offering.

The Notes are unsecured obligations of the Issuer, will mature on December 1, 2033, unless earlier repurchased or redeemed in accordance with their terms, and will bear interest at the rate of 5.625% per year, with interest payable semi-annually on June 1 and December 1 of each year, beginning on June 1, 2026.

The Issuer may redeem all or part of the Notes at any time prior to December 1, 2028 at 100.000% of the principal amount redeemed plus a “make-whole” premium. Thereafter, the Issuer may redeem all or part of the Notes at annually declining redemption premiums until December 1, 2030, at and after which date the redemption price will be equal to 100.000% of the principal amount redeemed.

The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Second Amendment and Restatement Agreement

On November 24, 2025, the Issuer, Acushnet Canada Inc. and Acushnet Europe Ltd, as borrowers, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into a second amendment and restatement agreement (the “Amendment and Restatement Agreement”) to amend various terms of the Company’s amended and restated credit agreement, dated as of December 23, 2019, as amended, for its senior secured credit facilities with the Administrative Agent and the other lenders and agents party thereto (the “Existing Credit Agreement” and, as amended by the Amendment and Restatement Agreement, the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement, together with related security, guarantee and other agreements, is referred to as the “Second Amended and Restated Credit Facility.”

The Second Amended and Restated Credit Facility provides for a $950.0 million revolving credit facility maturing November 24, 2030, including a $75.0 million letter of credit sublimit, a $75.0 million swing line sublimit, a C$100.0 million sublimit available for borrowings by Acushnet Canada Inc., a £45.0 million sublimit available for borrowings by Acushnet Europe Ltd. and a $500.0 million sublimit for borrowings in Canadian dollars, euros, pounds sterling, Japanese yen and other currencies agreed to by the lenders.

The Issuer has the right under the Second Amended and Restated Credit Facility to request additional term loans and/or increases to the revolving credit facility in an aggregate principal amount not to exceed (i) the greater of (x) $400.0 million and (y) 100% of Consolidated EBITDA (as defined in the Second Amended and Restated Credit Agreement) plus (ii) an unlimited amount so long as the Net Average Secured Leverage Ratio (as defined in the Second Amended and Restated Credit Agreement) does not exceed 3.00:1.00 on a pro forma basis. The lenders under the Second Amended and Restated Credit Facility will not be under any obligation to provide any such additional term loans or increases to the revolving credit facility, and the incurrence of any additional term loans or increases to the revolving credit facility is subject to customary conditions precedent.

Borrowings under the Second Amended and Restated Credit Facility bear interest at a floating rate, which can be, at the applicable borrower’s option, (i) for loans denominated in U.S. dollars, either (A) a base rate, which is the greatest of (1) the prime rate last published in the Wall Street Journal, (2) the greater of the federal funds effective rate and the overnight bank funding rate, each as determined by the Federal Reserve Bank of New York, in either case, plus 0.50% and (3) the one-month term SOFR rate plus 1.00%, or (B) the greater of the term SOFR rate for the applicable interest period and zero; (ii) for loans denominated in pounds sterling, the greater of a daily simple RFR determined based on SONIA and zero; (iii) for loans denominated in euros, the greater of an EURIBOR rate for the applicable interest period and zero; (iv) for loans denominated in Canadian dollars, either (A) the greater of the term CORRA rate for the applicable interest period and zero or (B) the greater of PRIMCAN Index rate that is published by Bloomberg and 1.00%; and (v) for loans denominated in Japanese yen, the greater of a TIBOR Rate for the applicable interest period and zero, plus, in the case of sub-clauses (i) through (v) above, an applicable margin. Under the Second Amended and Restated Credit Agreement, the applicable margin is 0.00% to 0.75% for base rate borrowings and 1.00% to 1.75% for term SOFR borrowings, daily simple RFR borrowings, EURIBOR Rate borrowings, term CORRA borrowings and TIBOR Rate borrowings, in each case, depending on the Net Average Total Leverage Ratio (as defined in the Second Amended and Restated Credit Agreement). The commitment fee rate payable in respect of unused portions of the revolving credit facility varies from 0.125% to 0.275% per annum, depending on the Net Average Total Leverage Ratio.

The Second Amended and Restated Credit Facility contains customary financial covenants. The maximum Net Average Total Leverage Ratio remains 3.75:1.00, which is subject to increase to 4.25:1.00 in connection with certain acquisitions, and the minimum Consolidated Interest Coverage Ratio (as defined in the Second Amended and Restated Credit Agreement) remains 3.00:1.00.

The foregoing description of the Second Amended and Restated Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Restatement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the redemption of the 2028 Notes, on November 24, 2025, the Issuer effected the satisfaction and discharge of that certain Indenture, dated as of October 3, 2023 (the “2028 Notes Indenture”), among the Issuer, the Company, the subsidiary guarantors party thereto from time to time and the Trustee, governing the Issuer’s 2028 Notes.

Upon the Issuer irrevocably depositing or causing to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the 2028 Notes for principal of, and interest on the 2028 Notes to, but not including, November 24, 2025, the 2028 Notes Indenture was satisfied and discharged (other than with respect to those provisions of the 2028 Notes Indenture that expressly survive satisfaction and discharge). The redemption price in respect of the 2028 Notes was equal to 103.688% of such principal amount plus accrued and unpaid interest to, but excluding, November 24, 2025.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated November 24, 2025, among Acushnet Company, U.S. Bank Trust Company, National Association, as trustee of the Notes, and Acushnet Holdings Corp. and certain subsidiaries of Acushnet Company as guarantors.

10.1	Second Amendment and Restatement Agreement, dated November 24, 2025, among Acushnet Holdings Corp, Acushnet Company, Acushnet Canada Inc., Acushnet Europe Ltd., JPMorgan Chase Bank, N.A., the lenders party thereto and the other agents named therein.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Roland Giroux
Name:	Roland Giroux
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: November 25, 2025